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                                                                   EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                               HEC HOLDINGS, INC.

                              ARTICLE FIRST: NAME.

                  The name of the corporation is HEC Holdings, Inc. (the "Corporation").

                       ARTICLE SECOND: REGISTERED OFFICE.

                  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

                            ARTICLE THIRD: PURPOSE.

                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time in effect, including any successor provisions of law (the "DGCL").

                         ARTICLE FOURTH: CAPITAL STOCK.


                  The total number of shares of capital stock which the Corporation has authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

                       ARTICLE FIFTH: SOLE INCORPORATOR.

                  The name and mailing address of the sole incorporator are as follows:

                NAME                                   MAILING ADDRESS
                ----                                   ---------------

                                                200 North Sepulveda Boulevard
         Jan L. Williamson                           El Segundo, CA 90245
-----------------------------------       --------------------------------------

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           ARTICLE SIXTH: ACTION OF STOCKHOLDERS BY WRITTEN CONSENT.

                  Any action required or permitted to be taken by any stockholders may be taken by the written consent or consents of such stockholders but only if such consent or consents are signed by holders of the stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such stock entitled to vote on such action were present and voted.

                           ARTICLE SEVENTH: BY-LAWS.

                  In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal by-laws of the Corporation.

 ARTICLE EIGHTH: LIMITED LIABILITY OF DIRECTORS; INDEMNIFICATION OF DIRECTORS,
                        OFFICERS, EMPLOYEES AND AGENTS.

                  Section 1. Limitation on Liability of Directors. Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                  Section 2. Right of Directors and Officers To Indemnity From the Corporation. The Corporation shall indemnify, in a manner and to the fullest extent permitted by the DGCL, each person who is or was a party to or subject to, or is threatened to be made a party to or to be the subject of, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature (including any legislative or self-regulatory proceeding), by reason of the fact that he or she is or was, or had agreed to become or is alleged to have been, a director or officer of the Corporation or is or was serving, or had agreed to serve or is alleged to have served, at the request of or to further the interests of the Corporation as a director, officer, manager, partner or trustee of, or in a similar capacity for, another corporation or any limited liability company, partnership, joint venture, trust or other enterprise, including any employee benefit plan of the Corporation or of any of its affiliates and any charitable or not-for-profit enterprise (any such person being sometimes referred to hereafter as an "Indemnitee"), or by reason of any action taken or omitted or alleged to have been taken or omitted by an Indemnitee in any such capacity, against, in the case of any action, suit or proceeding other than an action or suit by or in the right of the Corporation, all expenses (including court costs and attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf and all judgments, damages, fines, penalties and other liabilities actually sustained by

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him or her in connection with such action, suit or proceeding and any appeal therefrom and, in the case of an action or suit by or in the right of the Corporation, against all expenses and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe that his or her conduct was unlawful; provided, however, that in an action by or in the right of the Corporation no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and then only to the extent that, the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity against such expenses or amounts paid in settlement as the Court of Chancery of Delaware or such other court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe that his or her conduct was unlawful. With respect to service by an Indemnitee on behalf of any employee benefit plan of the Corporation or any of its affiliates, action in good faith in what the Indemnitee reasonably believed to be the best interest of the beneficiaries of the plan shall be considered to be in or not opposed to the best interests of the Corporation. However, notwithstanding anything to the contrary in this Article, the Corporation shall not be required to indemnify an Indemnitee against expenses incurred in connection with a proceeding (or part thereof) initiated by the Indemnitee against the Corporation or any other person who is an Indemnitee unless (i) the initiation of the proceeding was approved by the Board of Directors of the Corporation, which approval shall not be unreasonably withheld, or (ii) the expenses (including attorneys' fees) were reasonably incurred by the Indemnitee in connection with a proceeding successfully establishing his or her right to indemnification, in whole or in part, pursuant to this Article.

                  Section 3. Advancement of Expenses. Subject to the provisions of the last sentence of Section 2 of this Article, the Corporation shall, in advance of the final disposition of the matter, pay or promptly reimburse an Indemnitee for any expenses (including attorneys' fees) reasonably incurred by an Indemnitee in investigating and defending or responding to any action, suit, proceeding or investigation referred to in Section 2 of this Article in which the Indemnitee has been named as a defendant, respondent or target, and any appeal therefrom; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such a matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation against such expenses as provided by this Article. Such undertaking shall be accepted by


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the Corporation without reference to the financial ability of the Indemnitee to make such repayment.

                  Section 4. Procedural Matters. The right to indemnification and advancement of expenses provided by this Article shall continue as to any person who formerly was an officer or director of the Corporation in respect of acts or omissions occurring or alleged to have occurred while he or she was an officer or director of the Corporation and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitees. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. The Corporation may, by provisions in its bylaws or by agreement with one or more Indemnitees, establish procedures for the application of the foregoing provisions of this Article, including provision defining terms used in this Article. The right of an Indemnitee to indemnification or advances as granted by this Article shall be a contractual obligation of the Corporation and, as such, shall be enforceable by the Indemnitee in any court of competent jurisdiction.

                  Section 5. Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

                  Section 6. Other Rights to Indemnity. The indemnification and advancement of expenses provided by this Article shall not be exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement, vote of stockholders or action of the Board of Directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Corporation, and nothing contained in this Article shall be deemed to prohibit the Corporation from entering into agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article.

                  Section 7. Indemnification of and Advancement of Expenses to Employees and Agents. In addition to indemnification and advancement of expenses by the Corporation to current and former officers and directors as permitted by the foregoing provisions of this Article, the Corporation may, in a manner and to the fullest extent permitted by law, indemnify and advance expenses to current and former employees or agents of the Corporation or other persons serving the Corporation as may be authorized by the Board of Directors and any rights to indemnity or advancement of expenses granted to such persons may be equivalent to, or greater or less than, those provided to directors and officers by this Article.

                  Section 8. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any current or former director, officer,


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employee or agent of the Corporation or of another corporation or a limited liability company, partnership, joint venture, trust or other enterprise (including any employee benefit plan) in which the Corporation has an interest against any expense, liability or loss incurred by the Corporation or such person in his or her capacity as such, or arising out of his or her status as such, whether or not the Corporation would have the power to or is obligated to indemnify such person against such expense, liability or loss.

                  ARTICLE NINTH: MEETINGS OF THE STOCKHOLDERS.

                  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless and to the extent the by-laws of the Corporation so provide.

                          ARTICLE TENTH: SECTION 203.

                  The Corporation expressly elects not to be governed by Section 203 of the DGCL.

       ARTICLE ELEVENTH: AMENDMENT TO THIS CERTIFICATE OF INCORPORATION.

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by statute and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                    * * * * *


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                  I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 7th day of March, 2002.


                                           /s/   Jan L. Williamson
                                           ------------------------------------
                                           Jan L. Williamson, Sole Incorporator




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